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                                                                    EXHIBIT 23.2

The Board of Directors
Morgan & Banks Limited
Level 11, Grosvenor Place
225 George Street
SYDNEY, NSW 2000

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of the previously filed Registration Statement (No. 333-70795) of TMP Worldwide Inc. and Subsidiaries of our report dated 16 June 1998, except for Note 2 of Notes to and forming Part of the Supplemental Consolidated Financial Statements for which the date is 21 September 1998 appearing in the Form 8-K of TMP Worldwide Inc. dated March 16, 1999, relating to the consolidated balance sheets of Morgan & Banks Limited as at 31 March 1998 and 1997, and the consolidated profit and loss statements and cash flow statements for each of the years in the three year period ended 31 March 1998.

Sydney Australia
March 16, 1999
Pannell Kerr Forster, P.C.

/s/ PANNELL KERR FORSTER
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PANNELL KERR FORSTER